Exhibit 10.10

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

BY AND BETWEEN

TACONIC FARMS, INC.

AND

TRANSNETYX, INC.

DATED AS OF October 23, 2009

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED DISTRIBUTION AGREEMENT is entered into as of October 23, 2009, by and between Taconic Farms, Inc., a New York corporation ("Taconic"), and Transnetyx, Inc., a Tennessee corporation ("Transnetyx").

RECITALS

WHEREAS, Taconic and Transnetyx are Parties to that certain Distribution Agreement dated August 9, 2006 (the "Previous Agreement");

WHEREAS, the Previous Agreement, subject to the Sixth Interim Extension to the Distribution Agreement dated October 16, 2009, is scheduled to terminate by mutual consent on October 23, 2009;

WHEREAS, Taconic and Transnetyx desire to enter into this Agreement to extend and modify the terms of a successful relationship between the Parties to market, sell, and distribute Transnetyx's automated molecular assay services to as broad a customer base as possible;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms.

1.1	"Affiliate" means any Person controlling, controlled by, or under direct or indirect common control with a Party hereto.

1.2	"Agreement" means this Distribution Agreement.

1.3	“Arbitrator" has the meaning set forth in Schedule 18.8.

1.4	"Asian Territory" means China, Hong Kong, India, Indonesia, Malaysia, Singapore, South Korea, and Taiwan.

1.5
"Change of Control" means any proposed transaction or series of transactions that would cause the ownership of a Controlling Interest to be owned by anyone that did not own such Controlling Interest in a Party immediately preceding the transaction(s).

1.6	"Claim" means any claim described in Sections 15.1 or 15.2.

1.7	Commercial Accounts" means for-profit Persons to which the Services are promoted or sold.

1.8
“Confidential Information" means all confidential or proprietary materials or nonpublic marketing and business information exchanged between the Parties, specifically including, but not limited to, assays, assay conditions, DNA isolation methods, Sample processing code, LIMS interface code, web ordering code and results code or any other related expertise disclosed or to be disclosed by Transnetyx to Taconic, or otherwise made available by one Party to the other in connection with or as a result of this Agreement before or after the date hereof irrespective of the form of the communication, together with analyses, compilations, studies or other materials prepared by a receiving Party or its representatives containing (based in whole or in part on) any such information or materials, and shall also include any confidential information disclosed pursuant to the Previous Agreement and that certain Memorandum of Understanding between the Parties dated April 28, 2006.

1.9	"Controlling Interest" means 50.1% or more of the outstanding capital stock or voting power of a Party.

1.10	"Corrective Action" has the meaning set forth in Section 5.3(b)(i).

1.11	"Dispute" means all disputes, controversies and claims between the Parties arising out of or relating to this Agreement or the relationship of the Parties under this Agreement.

1.12	"Effective Date" means the date of this Agreement as set forth in the first paragraph.

1.13	"Escrow Materials" has the meaning given that term in Section 11.

1.14
"European Territory" means the United Kingdom, Ireland, France, Germany, Spain, Portugal, Belgium, Luxembourg, the Netherlands, Denmark, Sweden, Norway, Finland, Switzerland, Italy, Austria, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Poland, and Slovakia.

1.15
"Force Majeure" means any event or condition outside of Transnetyx's reasonable control including but not limited to; any act of governmental authority, war, riot, fire, explosion, force of nature, strike, lockout, or injunction; inability to obtain fuel, power, raw materials, labor, or transportation facilities; that directly or indirectly causes, or results in, the loss or destruction in whole or in part of any Transnetyx laboratory, and/or which loss, act, event, or destruction prevents Transnetyx from performing the Services as required by this Agreement.

1.16
"Genotyping Services" means automated molecular assays integrated with a proprietary web interface for the purpose of obtaining genotyping orders directly from clients, receiving biopsy samples in a kit, analyzing genotypes in laboratory animals, and electronically reporting such results to clients.

1.17
"Intellectual Property" or "IP" means the processes, inventions, and the information relating to the System embodied in the patent applications identified in Schedule 1.17  attached to and made a part hereof, and all corresponding Patent Cooperation Treaty applications, European Patent Convention applications or applications under similar administrative international conventions that may be filed with respect thereto, and all corresponding national patents and patent applications, together with any divisional, continuation, continuation-in-part, substitution, reissue, extension, supplementary protection certificate or other application based thereon, and all patents issued or assigned to Transnetyx based on any of the foregoing together with any and all improvements, enhancements and additions thereto.

1.18
"Laboratory Breeding Accounts" means Persons primarily engaged in the business of developing, producing, housing, breeding, and selling laboratory animals for use in research to which the Services are promoted or sold.

1.19	"License Rights" has the meaning given that term in Section 12.3(a).

1.20	"Minimum Sales Volume" means the volumes of sales of Services by Taconic which must be achieved as described in Section 6.2.

1.21	"Net Revenues" means gross revenues received from the sale of Services less returns and allowances.

1.22	"North American Territory" means the United States and Canada.

1.23	"Party" means a party to this Agreement and its permitted successors and permitted assigns.

1.24	"Person" means an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of entity, organization or governmental agency or authority.

1.25	"Removed Accounts" means those Persons listed in Schedule 2.1(b).

1.26	"Renewal Terms" means successive one-year periods.

1.27	"Sample" means a biopsy tissue, submitted for analysis using the System.

1.28	"Service Assets" means those Transnetyx assets, including but not limited to the System, that are used to perform the Services.

1.29	"Services" means Genotyping Services as solely produced by Transnetyx using the System.

1.30	"Steering Committee" means a committee consisting of a minimum of two representatives from each Party having the duties and obligations set forth in this Agreement.

1.31
"Supply Contract" means an agreement reached with a Person to provide special prices, conditions, or services to the entity as a whole in return for consolidated volume and account management from that entity.

1.32
"System" means Transnetyx's proprietary methods for conducting molecular diagnostic tests and providing Genotyping Services as embodied in the IP together with all improvements, enhancements, and additions thereto.

1.33	"Taconic Accounts" means (i) Commercial Accounts, (ii) Laboratory Breeding Accounts, and (iii) Taconic Additional Accounts, and excludes Removed Accounts.

1.34	"Taconic Additional Accounts" means those Persons listed in Schedule 2.1(a).

1.35
"Taconic Volume" means the number of biopsy samples submitted for testing by Taconic, its Affiliates, its customers, or in any way for the benefit of Taconic. Taconic Volume shall be comprised of two (2) categories that are defined as follows: (i) "Internal Volume" means Taconic Volume originating from (a) its own breeding and testing of commercial strains of mice for sale to the general public and all internal genotyping and genetic monitoring; and (b) testing requirements for animals bred and housed by Taconic for any and all Taconic customers; and (ii) "3P Volume" means Taconic Volume originating from Taconic Accounts that is not Internal Volume.

1.36	"Term" means the Initial Term and all Renewal Terms.

1.37	"Territories" means the North American Territory, the European Territory, and the Asian Territory.

1.38	"Third Party" means any Person other than Taconic, Transnetyx and their respective Affiliates.

1.39
"Transferred Customers" means all customers in Commercial Accounts and Laboratory Breeding Accounts in the Territories which had previously purchased Transnetyx Services from Transnetyx prior to the effective date of the Previous Agreement.

1.40	"Transferred Customers Accounts" means all previously existing accounts of a Transferred Customer with Transnetyx as of the effective date of the Previous Agreement.

1.41	"Transnetyx Volume" means the number of biopsy samples submitted for testing by Transnetyx, its Affiliates, its customers, or in any way for the benefit of Transnetyx.

2.	Grant of Exclusive Rights to Taconic.

Nothing in this Section or this Agreement shall be construed as limiting Transnetyx's rights in or title to the Services to be offered hereunder, and Taconic hereby acknowledges Transnetyx's ultimate rights in and title to those Services. All volumes of Services generated pursuant to this Agreement that is not deemed Taconic Volume as herein defined shall be deemed Transnetyx Volume.

2.1
Exclusive Distribution Rights: Subject to the provisions of Section 2.1(a), (b), (c), and (d), Transnetyx hereby grants to Taconic, and Taconic hereby accepts from Transnetyx, the exclusive rights, even as to Transnetyx, to market, sell, and distribute Services to, and to accept orders for the purchase of the Services from Taconic Accounts in the Territories:, as set forth in this Agreement.. Taconic shall have the exclusive right, even as to Transnetyx, to enter into Supply Contracts for Services with any customer included in Taconic Accounts in the Territories provided, however that such Supply Contracts must include provisions (the form and content of which provisions are approved by Transnetyx) which will provide that, in the event this Agreement is terminated by Transnetyx pursuant to Section 12 as a result of an Event of Default by Taconic, Transnetyx may, if it so chooses, serve as an assignee from Taconic for the right to deliver and sell the Services to the customers. Taconic may extend such exclusive rights to any of its Affiliates, provided, however that such Affiliates shall be bound by the terms of this Agreement and any such extension must be approved in writing by Transnetyx, which approval shall not be unreasonably withheld, prior to any such extension. All volumes of Services generated pursuant to this Section 2.1 shall be deemed Taconic Volume.

(a)           Within 45 days of this Agreement, Taconic shall deliver to Transnetyx a list of customer accounts it would like to include as Taconic Additional Accounts. Once received, Transnetyx will have a period of 45 days to review this list of accounts and submit any to the Steering Committee for consideration. Upon the final determination by the Steering Committee of any and all accounts submitted for consideration (following the same decision procedures and considerations described in Section 2.1(b)), which shall be made no later than the conclusion of the first Steering Committee meeting following the date of this Agreement, the Parties will provide written acceptance of the Taconic Additional Accounts set forth on Schedule 2.1(a) attached to and made a part hereof.

(b)           Every ninety (90) days from the date of this Agreement, Transnetyx shall have the right to request to the Steering Committee that a specific account or accounts be removed as a Taconic Account. The members of the Steering Committee shall work in good faith to make a reasonable determination of the status of the account(s) based on consideration of all factors related to the specific customer account(s), including but not limited to, Taconic's overall relationship with the customer, market conditions, financial and operational factors with the customer, and past, current, and future sales and marketing activities by Taconic. The Steering Committee will also consider, as the case may be, developing and implementing a remedial plan to address the deficiencies in the account(s). Such plan shall include and describe the specific actions, including any duties or activities of either Party as a part of the plan, timetables, and measurable results to be achieved that would maintain the account as a Taconic Account. Any such account removed as a Taconic Account by the Steering Committee will be listed as a Removed Account on Schedule 2.1(b), and thereafter Taconic shall forfeit its exclusive rights granted to it in Section 2.1 to market, sell, and distribute Services to, and to accept orders for the purchase of the Services from the account.

(c)           Every ninety (90) days from the date of this Agreement, Taconic shall have the right to request to the Steering Committee that a specific account or accounts, not already a Taconic Account in the Territories, be added as a Taconic Additional Account. The members of the Steering Committee shall work in good faith to make a reasonable determination of the status of the account(s) based on consideration of all factors related to the specific customer account(s), including but not limited to, Taconic's overall relationship with the customer, market conditions, financial and operational factors with the customer, and past, current, and future sales and marketing activities by Taconic.

(d)           If an account is removed as a Taconic Account, the Steering Committee will determine the average weekly Distributor Margin on the volume of Services sold to that account over the most recent eight (8) weeks prior to removal. The Distributor Margin will be calculated as Net Revenue of Taconic less the Net Revenue of Transnetyx. Transnetyx will provide a credit, in the form of a credit memo issued weekly, to Taconic for the duration of the Initial Term of this Agreement, in an amount equal to the average weekly Distributor Margin on the removed account.

(e)           If an account is removed as a Taconic Account, and if Transnetyx sells the Service to the account at a price per Sample lower than 1.25 times the price per Sample at which Transnetyx sells the Service to Taconic at the existing volume level of the Taconic Volume ("Taconic Base Retail Price"), Transnetyx will provide a credit, in the form of a credit memo issued weekly, to Taconic for the duration of the Initial Term of this Agreement, in an amount equal to fifty percent (50%) of the difference between the Taconic Base Retail Price and the price per Sample sold to the account.

2.2	Transnetyx Transferred Customers Accounts.

(f)            All volumes of Services related to the Transferred Customer Accounts shall be deemed Taconic Volume, except that all Samples submitted by principal investigators from animal lines that were active at the effective date of the Previous Agreement shall be deemed "Transferred Volume" and a part of Transnetyx Volume. Such Transferred Volume is specified on Schedule 2.2 attached to and made a part hereof.

(g)           Transferred Customers will continue to order Services from Taconic. Taconic will continue to assume all customer service and invoicing responsibilities.

2.3
Distribution Assurance. During the Term, Transnetyx agrees that it will not grant to, on either an exclusive or non-exclusive basis, any Third Party the rights to market, sell, and distribute Services to, or to accept orders for the purchase of the Services from any Taconic Account, in the Territories without the express written consent of Taconic, which consent shall not be unreasonably withheld.

2.4
Non-Compete Assurance. Taconic agrees that it will not seek to develop, construct, operate, market, sell, or distribute a "System", as defined in Section 1,during the Term. Further, Taconic acknowledges that to do so would be in direct competition with Transnetyx and in conflict with the rights and privileges granted in Section 2.1. Both Parties acknowledge that Taconic currently offers, and will continue to offer, services for the analysis of genotypes in laboratory animals, that do not compete with "Services" as defined in Section 1.

2.5
Non-Related Activities. Nothing in this Agreement shall be construed as to prevent either Party from offering services or products unrelated to Genotyping Services or to the Services to be offered hereunder.

3.	Payments.

3.1
Prices. Except for Transferred Volume, Taconic shall pay Transnetyx a price per Sample for 3P Volume based on the average weekly number of Samples of 3P Volume submitted to Transnetyx, and a price per Sample for Internal Volume based on the average weekly number of Samples of Internal Volume submitted to Transnetyx, as set forth in the Price Matrix on Schedule 3.1 attached to and made a part hereof. The prices in Schedule 3.1 will apply to all Samples of 3P and Internal Volume submitted to Transnetyx during a quarter based on the average weekly volume of Samples of 3P and Internal Volume, respectively, submitted during the last eight (8) weeks of the prior quarter. In its sole and complete discretion, Transnetyx may provide a Manufacturer Suggested Retail Price ("MSRP") for Services sold by Taconic. Nothing in the agreement shall require Taconic or Transnetyx to sell Services at the Transnetyx MSRP.

(a)
Samples included in Transferred Volume shall be paid for by Taconic at the same price as established by Transnetyx for the customer prior to the transfer of the account to Taconic, less $1.00 per Sample.

3.2
Price Guarantee. Transnetyx represents and warrants that it will not sell the Services to any Person, or permit the sale of the Services to a Person, at materially equivalent service levels (including but not limited to turn-around time and accuracy), terms, testing methodology or technology, or other material provision to those that are sold to Taconic, and at materially equivalent or lower volume levels than the Taconic Volume, at a price per Sample that is less than the price per Sample paid by Taconic for the Taconic Volume as shown on Schedule 3.1

3.3	Invoices. Transnetyx shall invoice Taconic weekly for the number of Samples of Taconic Volume and Transferred Volume processed by Transnetyx.

3.4
Disputed Amounts. Taconic may withhold any amounts due hereunder if Taconic in good faith disputes the amount claimed by Transnetyx to be due hereunder and Taconic notifies Transnetyx of such Dispute within thirty (30) days after receiving an invoice, statement or other notification that such amount is due. The foregoing right to withhold payment of disputed amounts shall be limited to amounts disputed in good faith, and interest shall not accrue and be payable on the net amount determined to be payable.

3.5
Payments. Taconic shall pay invoices net 30 days from the date of an undisputed invoice. Taconic shall make payment by electronic funds transfer. If any undisputed amounts due hereunder have not been received by the due date, such overdue amounts shall bear interest from the due date at the rate of 1.5% per month, or portion thereof, until received.

3.6
No Acknowledgement. Payments made by Taconic in the amount or less than the amount shown on any invoice from Transnetyx shall not be construed as an acceptance or agreement with the amount so stated. Either Party may recover from the other Party the amount of any overpayment or underpayment if requested within twelve (12) months after the close of the calendar year in which such overpayment or underpayment was made.

3.7
Breeding Referrals. Transnetyx shall refer existing or potential laboratory breeding leads to Taconic. A lead shall include the name of the institution, the Principal Investigator's name, phone number, or e-mail address.

3.8	Audit.

(a)
Either Party may audit the other Party's books and records to the extent necessary to determine such other Party's compliance with the terms of this Agreement. A Party's right to audit the other Party's books and records for any calendar year shall expire twelve (12) months after the close of such calendar year. The Party performing an audit shall use independent auditors to perform such audit that are reasonably acceptable to the audited Party. Such independent auditors shall enter into an agreement with the Parties, on terms that are agreeable to both Parties, under which such independent auditors shall agree to maintain the confidentiality of the information and materials obtained during the course of such audit and shall only disclose to the Party requesting the audit whether the records are correct or not and the specific details concerning any discrepancies. The findings of such audit shall be considered Confidential Information for the purposes of this Agreement.

(b)
Any audit shall be conducted during regular Business Hours and in a manner that does not interfere unreasonably with the operations of the Party being audited. Each Party may perform an audit once each calendar year during the Term; provided that a Party may perform an additional audit at anytime if the preceding audit reveals a failure to conform in any material respect to the terms of this Agreement. Each audit shall begin upon the date specified by the auditing Party in a notice to the other Party and shall be completed as soon as practicable. Such notice shall be given to the Party to be audited a minimum of 30 days prior to the commencement of the audit.

(c)
The audited Party may review the audit results and offer corrections to any perceived inaccuracies. The Party requesting the audit shall pay the costs of the independent auditors conducting such audit, unless the final results of an audit by Taconic reveal an overpayment of $5,000 or 10%, whichever is greater, or more or the final results of an audit by Transnetyx reveal an underpayment of $5,000, or 10%, whichever is greater, or more; in which case, the audited Party shall pay the costs of conducting such audit. If the final audit report concludes that an overpayment or underpayment has occurred during the audited period, such payment shall be remitted by the Party responsible for such payment to the other Party within 30 days after the date such auditor's written report identifying the overpayment or underpayment is delivered to the Party responsible for such payment.

4.	Steering Committee

4.1
Objectives. The Steering Committee shall be responsible for administering the following activities: (a) monitoring the performance of the Parties under this Agreement including account activity; (b) monitoring Taconic sales volumes for purposes of calculating actual Taconic Volume levels as required in Section 6.2; (c) reviewing the activities of each Party's sales and sales support personnel to determine if client inquiries are being appropriately responded to; (d) evaluating market trends, new opportunities and potential changes needed to the Services; (e) coordinating and developing joint marketing efforts and approving use of each Party's trademarks in any promotional material used by the other Party; (f) approving any amendments to this Agreement; and (g) attempting to resolve Disputes between the Parties under this Agreement. Each Party's representatives on the Steering Committee shall be responsible for obtaining all necessary internal approvals for any proposed matters voted on by the Steering Committee. Once a Party's representatives on the Steering Committee have voted on any matter, the other Party may assume the other Party has approved such vote.

4.2
Members. Initially, the Steering Committee shall include Kevin Leak, Senior VP of Client Relations, Ann Seman, Associate Product Manager, and selected other members of the Product Management team for Taconic and Robert Bean, President & CEO, Bradley Nelson, CFO, and Clint Musgrove, Product Manager for Transnetyx. Upon at least one week prior notice to the other Party, a Party may substitute or replace on a going-forward basis one or more of its Steering Committee representatives. Regardless of the number of representatives for each Party serving on the Steering Committee at any time, each Party shall have one vote on any decision or issue presented. All decisions of the Steering Committee must be made by unanimous consent or unanimous written consent.

4.3
Meetings. The Steering Committee shall meet at least twice every calendar year, unless otherwise agreed. The meeting place shall alternate between facilities of each Party or may, if the Steering Committee so elects, be carried out by teleconference or videoconference. The Party deemed to be hosting a meeting shall prepare written minutes of such meeting which shall be circulated promptly following the meeting for review and approval by the other Party, which approval shall not be unreasonably withheld or delayed.

4.4
Notice of Meetings. No action may be taken by the Steering Committee unless each member receives at least three-business days notice, or waives such notice in writing, or unanimous written consent to such action is obtained from the Steering Committee authorizing such action in advance. Steering Committee meetings may be recessed as necessary to permit members to seek any required approvals prior to voting on any matter before the Steering Committee.

4.5	Costs. Each Party shall bear its own costs regarding such meetings and the work of the Steering Committee.

5.	Performance of Services.

5.1	Transnetyx.

(a)	Taconic shall meet the following requirements for the Services:

(i)
For 3P Volume and Internal Volume, Transnetyx shall maintain a twenty-four (24) or seventy-two (72) hour turnaround time, as specified by the customer or Taconic upon order submission, for test results from time of Sample receipt to availability of test results to Taconic/customer via Web site or file transfer. Taconic will accept reasonable exceptions to this standard when notified by Transnetyx within a reasonable period of time, not to exceed 48 hours, that a material increase in Sample submissions by a Taconic Account results in the need to order significantly larger quantities of assay specific test reagents. For purposes of this Section, a "material increase" is defined as a 100% increase over the prior month's volume related to that specific Taconic Account.

(ii)
Transnetyx shall maintain Transnetyx web site uptime (excluding scheduled maintenance) of ninety eight percent (98%) each month, but under all circumstances any interruption in service shall not last longer than 48 hours.

(iii)	Transnetyx shall maintain a forty-eight (48) hour turnaround time for provision of Sample submission supplies (i.e. Transnetyx kits for biopsy sample submission) to customer.

(iv)
Transnetyx shall respond to queries regarding test accuracy within 24 hours and at its own cost. Questions shall be resolved within seven business days. Confirmed incorrect test results shall not exceed 1% of the total number of Samples submitted by Taconic and its customers quarterly.

(v)
Transnetyx shall develop protocols for the performance of new automated molecular assays based on information provided by Taconic. Transnetyx shall use commercially reasonable efforts to develop such protocols within four (4) weeks of the date Transnetyx accepts Taconic's information as complete.

(b)
Transnetyx shall, upon the reasonable request of Taconic, visit clients with Taconic representatives and host visits by clients to Transnetyx laboratories (subject to receipt by Transnetyx of an executed Nondisclosure Agreement from the client in form and substance satisfactory to Transnetyx).

(c)	Any failure to meet the foregoing requirements will be referred to the Steering Committee for consideration and remediation, and in all events shall remain subject to the provisions of Section 13.

5.2	Taconic.

(a)	Taconic shall meet the following requirements for the Services:

(i)	Taconic shall use its reasonable best efforts to promote the sale of the Services in the Territories and to develop a market demand for the Services in the Territories.

(ii)
Taconic will publish availability of the Services in its promotional materials, at scientific meetings and on its web site. Orders for purchase of Services by Taconic customers will be submitted through the Taconic web site. Taconic shall maintain the Taconic web site up time (excluding scheduled maintenance) of ninety eight percent (98%) each month, but under all circumstances any interruption in service shall not last longer than 48 hours.

(iii)
Taconic shall maintain a sales organization which attends trade shows, conferences and promotional events in order to promote Taconic and the Services. The Taconic sales force will promote these services to Taconic Accounts .

(b)
Any failure to meet the requirements of (a) above will be referred to the Steering Committee for consideration and remediation. Any infringement by Taconic of Transnetyx's IP or utilization by Taconic of Confidential Information not expressly allowed herein shall be an Event of Default.

(c)
Taconic shall have the right to continue its current practice of operating one or more molecular laboratories for purposes of performing molecular assays to satisfy Internal Volume. Taconic agrees that it will not utilize in any manner or infringe Transnetyx's IP or utilize Transnetyx's Confidential Information when operating such laboratories. Taconic will assign the processing of Internal Volume to either its lab or Transnetyx in its sole discretion. Taconic will assign the processing of 3P Volume to Transnetyx, unless otherwise directed by the customer. For 3P Volume, if Transnetyx does not or cannot produce a functioning assay, in conformance with Transnetyx's established assay development procedures, then that certain assay and the associated 3P Volume may be processed by Taconic at its discretion. Within sixty (60) days of this agreement, the Parties will review all current 3P Volume assays to evaluate those which Transnetyx has or could develop functioning assays and is able to process, and those which Transnetyx cannot. Every six (6) months Transnetyx may request a review of new or existing customer assays associated with 3P Volume.

5.3	Complaints.

(a)
Complaints. Each Party shall promptly notify the other Party of any complaints it or its Affiliates receive regarding the Services. Except as provided in Sections  5.1(a) and 5.1(b), all complaints shall be shared with the other Party within seven business days after receiving such complaint. The Parties shall cooperate with each other in any necessary and appropriate investigation of any complaint. Transnetyx is responsible for the investigation of each complaint it receives regarding any Services, whether such complaints are received from Taconic or other Persons. Taconic is responsible for customer service issues regarding such complaints, including returns and refunds. Transnetyx shall compile all complaints received and shall provide Taconic with a quarterly report identifying the number and type of complaints it has received regarding any Services and the status of each such complaint. The Steering Committee shall review the quarterly report identifying complaints and shall work with the Parties to improve and rectify any recurring problems identified in such complaints.

(b)	Corrective Actions.

(i)
Each Party shall promptly notify the other Party's Steering Committee Members of the notifying Party's belief that a recall or other field corrective action (collectively referred to as "Corrective Action") is necessary with respect to Services. Such belief may be based on complaints received by a Party or other information regarding any Services that comes to the attention of a Party, including, information regarding the System or its output. If either Party reasonably determines that a Corrective Action is appropriate, the Parties shall undertake such Corrective Action through the Steering Committee. The Party making such determination shall notify the other Party of its determination, and thereafter, the Steering Committee shall meet promptly (via teleconference or at a time and place mutually agreeable to the Parties) to develop a coordinated response with respect to such Corrective Action. Each Party shall review with the Steering Committee any statements to be made to any Third Party (including, governmental or administrative officials, or the general public) relating to a Corrective Action prior to the publication or release of such statements. If a Corrective Action or like procedures are necessary, each Party shall cooperate fully with the Steering Committee to ensure expeditious completion of such Corrective Action.

(ii)
If a Corrective Action relates to a System manufacturing or design defect, Transnetyx shall be responsible for and pay Correction Costs. If a Corrective Action relates to marketing or distribution of Services by Taconic, Taconic shall be responsible for and pay all Correction Costs. If Correction Costs are incurred by a Party that are the responsibility of the other Party, the responsible Party shall reimburse the Party incurring such Correction Costs within 30 days after receipt of an itemized invoice therefore.

(iii)
The obligations of the Parties set forth in this Section 5.3(b) are intended to comply with the laws, rules and regulations, of each country in which the Products are distributed. The requirements of this Section 5.3(b) shall therefore be construed and interpreted to comply with all such laws, rules and regulations. To the extent provisions of this Section 5.3(b) do not adequately reflect any such law, rule or regulation, such provisions shall be revised to the extent reasonably necessary to make such provisions legal and valid in accordance with such laws, rules and regulations.

6.	Marketing and Sales

6.1	Marketing and Sales Plan. On a semi-annual basis, the Steering Committee shall establish a Marketing and Sales Plan with respect to the Services.

6.2	Minimum Sales Volume Requirement.

(a)
Taconic must achieve and maintain sales of Services at a minimum of 7,000 Samples per week from the date of this Agreement in order to retain the exclusive distribution rights set forth in Section 2.1. The weekly volume of sales of Services shall be calculated based on the average weekly Taconic Volume of the eight (8) weeks prior to the calculation date.

(b)
If Taconic fails to meet and maintain the Minimum Sales Volume, Transnetyx may, upon 30 days notice to Taconic, terminate Taconic's exclusivity, even as to Transnetyx, as granted in Section 2.1. In the event of any such termination, Taconic may continue to exercise any and all the rights granted to it under Section 2.1 on a non-exclusive basis for the duration of the Initial Term.

(i)	Such termination of exclusivity and the action described in 6.2(c) below shall be Transnetyx's sole remedy for Taconic's failure to meet the Minimum Sales Volume.

(ii)
Prior to Transnetyx terminating exclusivity, the members of the Steering Committee shall work in good faith to develop a plan for remedial action that takes into account Taconic's total contribution to increasing volume levels including joint client activities, not-for-profit referrals, as well as Transnetyx's own performance that may have affected client satisfaction, in order to adjust the Minimum Sales Volume and provide Taconic with an opportunity to continue to maintain its exclusive distribution rights. In the event the Steering Committee does develop such a plan for remedial action, and Taconic fails to meet the Minimum Sales Volume or other provisions of such plan, then Transnetyx may exercise its right to terminate Taconic's exclusivity without returning to the Steering Committee for a second time.

(iii)
Loss of exclusivity shall mean that Transnetyx will have the option of servicing all existing Taconic Volume customers on a direct basis. Transnetyx shall not name a Third Party as a distributor or sales representative until the expiration date of this Agreement.

(c)	If Taconic fails to meet and maintain the Minimum Sales Volume, Transnetyx may Terminate the provision for credits provided to Taconic as described in Sections 2.1(d) and 2.1(e).

(d)
The Steering Committee shall meet twice each calendar year during the Term to determine whether market or other conditions require that the Minimum Sales Volume and/or prices per Sample charged to Taconic be increased or decreased for the next calendar year or that any changes be made to either Section 6.2(a) or Schedule 3.1 for the next calendar year.

6.3
Product Literature. Taconic shall not make any claims about the Services except those approved by Transnetyx. All of Taconic's marketing, sales and other promotional materials regarding the Services shall be prepared by Taconic (at Taconic's sole expense) subject to Transnetyx's approval of the content and representations describing the Service and System, which approval shall not be unreasonably withheld or delayed. If Transnetyx fails to respond to Taconic within 15 business days after it submits materials to Transnetyx for approval, Transnetyx shall be deemed for all purposes to have approved such materials. If Transnetyx subsequently determines and notifies Taconic that previously approved materials or materials Transnetyx failed to respond to require a change, Transnetyx shall identify the materials requiring the change, the required changes, the reasons for the changes, the timing for such changes, whether it requires existing materials to be returned, and whether Taconic is required to cease distributing such materials. In such event, Taconic shall comply with all reasonable instructions of Transnetyx and Transnetyx shall be responsible for all costs associated with complying with such instructions.

6.4	Field Sales Support.

(a)
Taconic sales personnel shall represent the Services and solicit business in a manner consistent with the Marketing Plan developed by the Steering Committee. Transnetyx shall support that plan by providing field support, sales ideas, technical support in the field and any other sales training or sales support that advances the overall goal of the alliance.

(b)
Transnetyx sales personnel shall represent Taconic breeding services and solicit business in a manner consistent with the Marketing Plan developed by the Steering Committee. Taconic shall support that plan by providing field support, sales ideas, technical support in the field and any other sales training or sales support that advances the overall goal of the alliance.

7.	Additional Duties.

7.1
Technical Support.  Transnetyx and Taconic shall provide the following additional duties; any failure to meet the following requirements will be referred to the Steering Committee for consideration and remediation:

(a)
Initial technical support to customers will be provided by a Taconic Product Manager. In-depth technical support, site inspections and QA audits will be provided by a Transnetyx Technical Expert and Operations Personnel.

(b)
Transnetyx will train Taconic personnel regarding the best practices for support of Transnetyx assays, including assay transfer, customer support, sales and marketing. Process flow diagrams and complete support contact mapping will be provided to Taconic by Transnetyx.

(c)	Taconic will provide sales and technical support to Transnetyx sales persons for the purpose of referring customer for laboratory animal breeding services.

7.2
Information Technology. Transnetyx and Taconic shall provide the following additional duties; any failure to meet the following requirements will be referred to the Steering Committee for consideration and remediation:

(a)	Transnetyx and Taconic IT personnel will integrate Transnetyx's web site into Taconic's web site.

(b)
Consistent with Taconic's rights under Section 2 of this Agreement, Transnetyx's website shall direct all customers of accounts for which Taconic has rights under Section 2 of this Agreement to Taconic's web site. Taconic will also submit orders for Internal Volume using the Taconic web site or "File Drop" method.

(c)
Transnetyx agrees to work with Taconic IT staff to make available the "File Drop" method currently used by Transnetyx and its customers to allow Taconic the ability to send data to Transnetyx regarding genotyping orders and receive those assay results back into the Taconic database without need of the Taconic/Transnetyx web interface. The file drop method is specified and will be supported by Transnetyx staff insofar as reasonable instructions and examples are provided to Taconic or one of its customers for the purpose of automated interface. Transnetyx staff will not participate in any code development or editing of the Taconic LIMS interface or database.

7.3
European Laboratory. During Steering Committee meetings and as events may develop, in each Party's sole discretion and without disclosing any proprietary or confidential information, the Parties intend to keep each other informed of any future intentions and plans for growth, development, or expansion in the European Territory, and to discuss the possibility of collaborating, co-locating, licensing, or jointly operating a facility in the European Territory for the provision of Services. Nothing in this section shall be construed as requiring any Party to discuss its plans or strategies, or take any action independently or with the other Party in connection with those plans or strategies.

8.	Standard of Care. Each Party shall use commercially reasonable efforts in the performance of its obligations hereunder.

9.	Intellectual Property.

9.1	Ownership.

(a)
Taconic acknowledges that Transnetyx or its Affiliates are the owners or licensees of their respective trademarks and trade names that Transnetyx uses in its business. Except as set forth in this Agreement, Taconic has no right, title or interest in such trademarks or trade names. Before commencing use of any of the Transnetyx's trademarks or trade names in connection with any promotional or other materials prepared by Taconic that has not been previously approved by Transnetyx, Taconic shall submit such materials to Transnetyx for approval, which approval shall not be unreasonably withheld or delayed. If Transnetyx fails to notify Taconic within 15 days after it submits materials to Transnetyx for approval that it does not approve such materials (providing in reasonable details the reasons for such disapproval), Transnetyx shall be deemed for all purposes to have approved Taconic's use of the trademarks and trade names contained therein. If the promotional or other materials were prepared by Transnetyx, Taconic is presumed to have Transnetyx's permission to use the trademarks and trade names in such materials and no further consent is required.

(b)
Transnetyx acknowledges that Taconic or its Affiliates are the owners or licensees of their respective trademarks and trade names that Taconic uses in connection with its business. Except as set forth in this Agreement, Transnetyx has no right, title or interest in such trademarks or trade names. Before commencing any use of any of Taconic's trademarks or trade names in connection with any promotional, packaging, or other materials that has not been previously approved by Taconic, Transnetyx shall submit such materials for Taconic's written approval, which approval shall not be unreasonably withheld or delayed. If Taconic fails to notify Transnetyx within 15 business days after it submits materials to Taconic for approval that it does not approve such materials (providing in reasonable details the reasons for such disapproval), Taconic shall be deemed for all purposes to have approved Transnetyx's use of the trademarks and trade names contained therein. If the promotional or other materials were prepared by Taconic, Transnetyx shall be presumed to have Taconic's permission to use the trademarks and trade names in such materials and no further consent is required.

9.2	Infringement.

(a)
If Taconic becomes aware of any infringement or improper use by any other Person of Transnetyx's trademarks or trade names relating to the Services, Taconic shall notify Transnetyx. Subject to Section 15, Transnetyx shall have sole discretion and control, including over settlement, regarding any proceedings relating to infringement or improper use of its trademarks and trade names.Taconic may choose to be represented by its own counsel in any such proceedings and such representation shall be solely at Taconic's expense.

(b)
If Transnetyx becomes aware of any infringement or improper use by any other Person of Taconic's trademarks or trade names relating to Services, Transnetyx shall notify Taconic. Subject to Section 15, Taconic shall have sole discretion and control, including over settlement, regarding any proceedings relating to infringement or improper use of its trademarks and trade names. Transnetyx may choose to be represented by its own counsel in any such proceedings and such representation shall be solely at Transnetyx's expense.

9.3
Inventions. This Agreement grants a limited license to Taconic to use, only as may be reasonably necessary to effectuate the purposes of this Agreement, and subject to the control and approval of Transnetyx, the trademarks, copyrights, Confidential Information and knowledge of the Intellectual Property used by Transnetyx in connection with the Services or embodied in the System. Taconic agrees to execute any and all documents as Transnetyx may determine are necessary or desirable to evidence the limited license granted hereunder for recording purposes. Any and all improvements, modifications, inventions or discoveries by Taconic or its employees, directly relating to the Intellectual Property, made as a result of Taconic's access to the Confidential Information and Intellectual Property, shall be the sole and exclusive property of Transnetyx. In furtherance of the foregoing, Taconic hereby assigns, and agrees to assign, all such improvements, modifications, inventions and discoveries to Transnetyx, and further authorizes Transnetyx as its attorney-in-fact to execute all such documents as Transnetyx may determine are necessary or desirable to confirm the foregoing assignment and/or Transnetyx's ownership rights to such improvements, modifications, inventions or discoveries. It is expressly understood and agreed between the parties that Transnetyx retains full ownership of all trademarks, patents, copyrights, Confidential Information and Intellectual Property described above in this Section 9.3. Except as otherwise provided in Section 12.3, in the event of termination of this Agreement, Taconic agrees that all rights of access to or to use the trademarks, patents, copyrights, Confidential Information and Intellectual Property granted hereunder shall revert to Transnetyx, and Taconic shall have no interest therein whatsoever.

10.	Change of Control; Sale of Service Assets.

10.1
Direct Competitors to Taconic. In the event of either (i) a proposed Change of Control of Transnetyx which will result in a Controlling Interest in Transnetyx being held by Charles Rivers Laboratories, Covance, Life Technologies or Harlan Incorporated, or (ii) the proposed sale of the Service Assets to Charles Rivers Laboratories, Covance, Life Technologies or Harlan Incorporated (both (i) and (ii) collectively "Competitor Sale"), Transnetyx shall first offer to sell the Controlling Interest or Service Assets to Taconic. At least thirty (30) days prior to the closing of the proposed Competitor Sale, Transnetyx shall deliver to Taconic notice of its intent to sell the Controlling Interest or Service Assets, including the purchase price consideration Transnetyx intends to accept for the Controlling Interest or Service Assets (the "Offer"). Taconic shall have thirty (30) days within which to accept the Offer as well as a customary time period thereafter in which to close the transaction. If Taconic does not accept the Offer, then Transnetyx may dispose of the Controlling Interest or Service Assets on the terms described in the Offer; provided, however, that Taconic shall have the option to: (i) continue this Agreement and Transnetyx's obligations hereunder (which shall remain in full force and be binding on Transnetyx's successor) for a term up to five (5) year from the date of close of the Competitor Sale, or (ii) to exercise the rights described in Section 12.3(a), (b), and (c). Should Taconic exercise the option specified in 12.3(a), then Taconic shall pay Transnetyx a royalty as set forth in Schedule 10.1 attached to and made a part hereof, in lieu of the royalty set forth in Section 12.3(a). Such royalty shall continue to be paid until expiration of the last patent included in the IP.

10.2
Notice of Other Transactions. In the event of either a proposed Change of Control or sale of the Service Assets of Transnetyx to any Person other than those listed in Section 10.1, Transnetyx shall deliver to Taconic notice of its intent to sell the Controlling Interest or Service Assets at least thirty (30) days prior to the closing of the proposed transaction. This notice is informational only and confers no authority to Taconic to review or consent to the proposed transaction.

11.
Escrow.  Within thirty (30) days following execution of this Agreement, Transnetyx will deposit plans, designs, specifications and manufacturing documentation, including any applicable source codes, necessary for manufacture of a System (the "Escrow Materials") with an escrow agent reasonably acceptable to Taconic. Transnetyx will promptly update Escrow Materials in the event of any material change. The Escrow Material shall be maintained under an agreement which provides that the escrow agent shall furnish Taconic with a copy of the Escrow Materials in accordance with this Agreement. The costs associated with furnishing and maintaining the Escrow Materials, including the fee of any escrow agent, will be paid by Transnetyx.

12.	Term and Termination.

12.1
Term. Unless sooner terminated as set forth in this Agreement, this Agreement shall continue in effect for an Initial Term of Three (3) years from the date of the Agreement. THEREAFTER, THIS AGREEMENT SHALL AUTOMATICALLY RENEW FOR SUCCESSIVE RENEWAL TERMS OF ONE YEAR EACH, UNLESS EITHER PARTY NOTIFIES THE OTHER PARTY ONE HUNDRED AND EIGHTY DAYS PRIOR TO THE END OF THE THEN-CURRENT TERM OF ITS INTENTION TO TERMINATE THE AGREEMENT.

12.2	Termination. This Agreement may be terminated as follows:

(a)	By the mutual written consent of the Parties; or

(b)	Upon the Event of Default (only if so declared as a default by the non-defaulting party). An "Event of Default" shall mean:

(i)
a material breach or material non-performance of a Party's obligations under this Agreement if, at the end of 30 days following notice from the other Party, such material breach or material non-performance has not been cured and is continuing;

(ii)
(A) a Party files a voluntary petition in bankruptcy; (B) a Party is adjudged bankrupt; (C) a court assumes jurisdiction of the assets of the other Party under an applicable reorganization act; (D) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other Party; (E) a Party dissolves its business, becomes insolvent, suspends its business or announces its intention to do any of the foregoing; or (F) a Party makes an assignment of substantially all of its assets for the benefit of its creditors; or

(iii)	If either Party delivers notice to the other Party that that it intends to cease marketing, offering, or providing the Services.

12.3	Consequences of Taconic's Termination of Agreement in the Event of Default by Transnetyx. If Taconic terminates this Agreement pursuant to an Event of Default:

(a)
Transnetyx shall grant Taconic a worldwide, perpetual, irrevocable, non-exclusive license to the IP and System for the Services related to laboratory animals only, and sufficient access to the Escrowed Materials and know-how to operate an assay laboratory equivalent to Transnetyx's Memphis laboratory (the "License Rights"), in exchange for a royalty of five percent (5%) of Net Revenues; provided, however, that Taconic's obligation to pay royalties shall terminate upon the earlier of (i) the lapse or expiration of the last patent listed on Schedule 1.17, or (ii) December 1, 2022;

(b)	Taconic shall have the right to construct, own and operate its own testing laboratory providing Services related to laboratory animals only;

(c)
Within ninety (90) days of termination by Taconic as a result of an Event of Default, Transnetyx shall be required (i) to disclose to Taconic all its know-how, including web site and LIMS code related to the System; and (ii) provide to Taconic personnel all related training in the efficient operation and maintenance of a laboratory constructed to subsection (b) above, both (i) and (ii) completed to the satisfaction of Taconic, not unreasonably withheld; and

(d)
Transnetyx agrees that for three (3) years following a termination by Taconic as a result of an Event of Default by Transnetyx it will refrain from (i) marketing, selling or distributing Services in the Territories and (ii) directly or indirectly, without Taconic's prior written consent, offering to employ or employing in any manner any employees of Taconic while they are in Taconic's employ, and not to offer to employ or employ in any manner any of Taconic's former employees for a period of six (6) months after they have left Taconic's employ.

THE`FOREGOING SHALL BE TACONIC'S SOLE AND EXCLUSIVE REMEDY FOR AN EVENT OF DEFAULT.

12.4	Consequences of Transnetyx's Termination of Agreement in the Event of Default by Taconic. If Transnetyx terminates this Agreement pursuant to an Event of Default:

All rights Taconic has pursuant to this Agreement shall terminate and all exclusive rights and title to market, sell, and distribute the Services to all customers in the Territories shall revert to Transnetyx. Further Taconic agrees that for three (3) years following a termination by Transnetyx as a result of an Event of Default by Taconic it will refrain from: (i) soliciting orders for or providing Services or Genotyping Services in the Territories, except for analysis of genotypes pertaining to Internal Volume and 3P Volume existing as of the Effective Date and (ii) directly or indirectly, without Transnetyx's prior written consent, offering to employ or employing in any manner any employees of Transnetyx while they are in Transnetyx's employ, and not to offer to employ or employ in any manner any of Transnetyx's former employees for a period of six (6) months after they have left Transnetyx's employ.

THE FOREGOING SHALL BE TRANSNETYX'S SOLE AND EXCLUSIVE REMEDY FOR AN EVENT OF DEFAULT.

12.5
Survival. The rights and obligations of the Parties set forth in Sections 9, 12.3-12.5, 15, 16 17, and 18 shall survive the termination of this Agreement in its entirety for any reason, provided that the obligations under Section 17 shall cease five (5) years after the termination of this Agreement.

13.	Force Majeure.

13.1
Force Majeure. Provided Transnetyx complies with the conditions of this Article 13, Transnetyx shall not be in Default as a result of its failure to fulfill any of its obligations under this Agreement, which failure results directly from Force Majeure.

13.2
Thirty Day Notice. Transnetyx shall give Taconic written notice within forty-eight (48) hours of the occurrence of any Force Majeure on which it wishes to rely to excuse its failure to perform any of its obligations pursuant to this Agreement. Notwithstanding the foregoing, in the event Transnetyx is unable to remedy any condition of Force Majeure within thirty (30) days of notice sent to Taconic, then:

(a)
Transnetyx will work with the Steering Committee to develop and immediately begin implementation of a reconstruction plan, and review with the Steering Committee performance under the plan on a weekly basis. As part of the plan, Taconic will process as many Samples as practicable in its own molecular laboratory, and Transnetyx shall forward to Taconic all Samples that it receives from clients for processing by Taconic; and

(b)
Taconic shall be entitled to a limited release from the Escrow Materials of the specific molecular assays and genetic materials required for Taconic to process in its existing facilities Samples Taconic deems critical during the reconstruction period.

(c)
Upon establishment of Transnetyx processing capabilities, Taconic shall return all Escrow Materials to the escrow agent and be prohibited from utilizing for its own testing or testing of any of its customers samples any of same including but not limited to assays, assay conditions, DNA isolation methods, Sample processing code, LIMS interface code, web ordering code and results code or any other related expertise it has learned during the period described above.

13.3
One Hundred Twenty Day Notice. In the event that Transnetyx is unwilling or unable to remedy the condition of Force Majeure within one hundred twenty (120) days of notice sent to Taconic pursuant to Section 13.2, then:

(a)
Taconic may exercise the License Rights and construct its own laboratory at its expense, subject to payment of a royalty of five percent (5%) of net revenues until such time as Transnetyx is able to fully perform its responsibilities under the Agreement; and

(b)	Transnetyx shall disclose to Taconic all its related know-how and provide to Taconic personnel all related training in the efficient operation and maintenance of a laboratory.

(c)
Upon establishment of Transnetyx processing capabilities, Taconic shall return all Escrow Materials to Transnetyx and be prohibited from utilizing Escrow Materials for its own testing or testing of any of its customers samples including but not limited to assays, assay conditions, DNA isolation methods, Sample processing code, LIMS interface code, web ordering code and results code or any other related expertise it has learned during the period described above.

14.	Representations, Warranties and Covenants.

14.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a)
Existence. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with its terms without the consent of any other Person.

(b)
Due Authorization. The execution, delivery, and performance of this Agreement by it have been duly and effectively authorized by all necessary action. This Agreement, upon execution by both Parties, shall constitute the legal, valid and binding obligation of it, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally and except as may be limited by general principles of equity.

(c)
No Conflict. The execution, delivery and performance of this Agreement by it, do not conflict with any provision of law applicable to it or result in any breach of its constituent documents, or any order, judgment or other restriction by which it may be bound.

15.	Indemnification.

15.1	By Taconic. Taconic shall indemnify and hold harmless Transnetyx, its Affiliates and their respective members, officers, directors, employees and agents from and against:

(a)
any claim asserted by any Third Party against Transnetyx or its Affiliates arising out of or relating to any negligent act or omission or willful misconduct or omission, by Taconic or its officers, directors, employees, representatives or agents in the performance of its obligations set forth in this Agreement;

(b)
any claim asserted by any Third Party against Transnetyx or any of its Affiliates arising out of or relating to claims, representations or warranties made by Taconic about any Services that: (i) exceed the claims, representations and warranties made by Transnetyx regarding any Services; or (ii) were not otherwise approved by Transnetyx; and

(c)
any claim asserted by any Third Party against Transnetyx or any of its Affiliates alleging that the use of any of Taconic's trademarks or trade names as contemplated by this Agreement infringe, misappropriate, violate or dilute any trademark or trade name of any Third Party.

15.2	By Transnetyx. Transnetyx shall indemnify and hold harmless Taconic, its Affiliates and their respective members, officers, directors, employees and agents from and against:

(a)
any claim asserted by any Third Party against Taconic or its Affiliates arising out of or relating to any negligent act or omission or willful misconduct or omission, by Transnetyx or its officers, directors, employees, representatives or agents in the performance of its obligations set forth in this Agreement;

(b)
any claim asserted by any Third Party against Taconic or its Affiliates related to the Services except to the extent that any such claim: (i) arises out of or relates to claims, representations or warranties made by Taconic or its Affiliates about any Product that exceed the claims, representations and warranties made by Transnetyx about any Product that were not otherwise approved by Transnetyx; and

(c)
any claim asserted by any Third Party against Taconic or any of its Affiliates alleging that the use of any of Transnetyx's IP, trademarks or trade names as contemplated by this Agreement infringe, misappropriate, violate or dilute any patent rights, trademark or trade name of any Third Party.

15.3
Procedures. If any Claim is threatened or commenced against any Indemnified Party that an Indemnifying Party is obligated to indemnify and hold harmless an Indemnified Party under Sections 15.1 or 15.2, the Indemnified Party shall notify the Indemnifying Party of the same as promptly as practicable; provided, however, that any delay by the Indemnified Party in notifying the Indemnifying Party shall not constitute a breach of this Agreement and shall not excuse the Indemnifying Party's obligation under this Section  15 except to the extent, if any, that the Indemnifying Party is prejudiced by such delay. After such notice, the Indemnifying Party shall be entitled, if it so elects in writing within ten (10) days after receipt of such notice, to take control of the defense, investigation and settlement of such Claim and to employ and engage attorneys of its choice reasonably acceptable to the Indemnified Party to handle, defend and/or settle the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the settlement, investigation, trial and defense of such Claim and any appeal arising there from; provided  however, that the Indemnified Party may, at its own cost and expense, participate through its attorneys or otherwise, in such settlement, investigation, trial and defense of such Claim and any appeal arising there from. The Indemnifying Party shall not settle any Claim that involves a remedy other than the payment of money without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

15.4
Legal Fees. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such Claim pursuant to Section 15.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the investigation, defense or trial of that Claim and any appeal arising there from. If the Indemnifying Party does not assume full control over the defense of a Claim pursuant to Section 15.3: (a) the Indemnifying Party shall be liable for any legal expenses incurred by the Indemnified Party; (b) the Indemnified Party may defend or settle the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party; and (c) the Indemnifying Party may participate in such investigation, defense or trial, at its sole cost and expense.

15.5	No Limitations. The foregoing indemnity obligations shall be in addition to, and shall in no respect limit or restrict, any other remedies that may be available to either Party.

16.	Disclaimer of Damages

16.1
Disclaimer. NO REPRESENTATION OR WARRANTY IS MADE WITH RESPECT TO THE SERVICES AND THE SERVICES ARE DELIVERED "AS IS." THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT, EXCEPT FOR: (a) REIMBURSED OBLIGATIONS FOR THIRD PARTY DAMAGES ARISING PURSUANT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 15; AND (b) A BREACH OF SECTION 17, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES.

17.	Confidentiality.

17.1
Obligations. Each Party shall use commercially reasonable efforts to mark its written Confidential Information provided to the other Party pursuant to this Agreement as “Confidential" (or similar designation), and to provide to the other Party a written presentation of any of its Confidential Information presented orally or visually to the other Party within 30 days after disclosure. Notwithstanding the above, any Confidential Information provided by any means from one Party to the other Party, whether marked "Confidential" or not, shall be treated in accordance with this Section 17. Each Party shall be responsible for any breach of the requirements of this section by anyone to whom the Party discloses the Confidential Information. The obligations of the Parties contained in this section are independent, and the existence of any claim or cause of action of one Party against the other, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by either Party of the obligations under this section. Except as expressly authorized by prior written consent of the disclosing Party, the receiving Party shall:

(a)
limit access to any Confidential Information of the other Party received by it to its and its Affiliates' employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and the obligations of the Parties hereunder;

(b)
advise such employees, agents, representatives and consultants having access to the Confidential Information of the other Party of the proprietary nature thereof and of the obligations set forth in this Agreement and obligate its employees, agents, representatives, and consultants having access to the Confidential Information to maintain the secrecy of such Confidential Information;

(c)
safeguard all Confidential Information received from the other Party using a reasonable degree of care, but not less than that degree of care used by the receiving Party in safeguarding its own similar information or material; and

(d)
except as set forth in this Agreement, not disclose any Confidential Information of the other Party received by it to any Person or disclose to any Person that such information has been made available to or has been inspected by it.

17.2
Exceptions to Confidentiality. The Parties' obligations respecting confidentiality under Section 17.1 shall not apply to any portion of the Confidential Information disclosed to the receiving Party to the extent such information or materials: (a) becomes generally available to the public other than as a result of a disclosure by the receiving Party or it representatives in violation of this Agreement; (b) was already in the possession of the receiving Party, provided that such information or materials is not known by the receiving Party to be subject to another confidentiality agreement with the disclosing Party; (c) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party or its representatives, provided that such source is not known by the receiving Party to be bound by a confidentiality agreement with the disclosing Party; (d) was independently developed by the receiving Party without reference to the Confidential Information; (e) was required to be disclosed to any regulatory body having jurisdiction over either Party or any of its Affiliates; or (f) that disclosure is necessary by reason of applicable legal, accounting or regulatory requirements beyond the reasonable control of the receiving Party. In the case of any disclosure pursuant to Sections 17.2(e) or 17.2(f), to the extent practical, the disclosing Party shall give prior notice to the other Party of the required disclosure and shall use commercially reasonable efforts to obtain a protective order covering such disclosure. If such a protective order is obtained, such information and materials shall continue to be deemed to be Confidential Information.

17.3
Terms of this Agreement. Neither Party shall disclose any terms or conditions of this Agreement to any Third Party other than their respective legal counsel and financial advisors without the prior consent of the other Party, except as required by applicable law, rule, regulation or court order. In such case, the disclosing Party shall notify the other Party of any such disclosure and use commercially reasonable efforts to provide the other Party with sufficient opportunity to object to such disclosure or to request confidential treatment thereof Notwithstanding the foregoing, promptly after the execution of this Agreement, the Parties shall agree upon the substance of information that may be used to describe the terms of this transaction, and the Parties may disclose such information, as modified by mutual agreement from time to time in writing, without the other Party's consent.

17.4
Public Announcement. Neither Party (nor any Affiliate of either Party) shall originate any written publicity, news release or other public announcement (including, for example, interviews) relating to this Agreement, except as required by law, rule or regulation, without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

18.	Miscellaneous Provisions.

18.1
Notice. All notices or other communications under this Agreement must be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows or to such other address as either Party may, from time to time, designate by notice to the other Party:

If to Taconic:                                   Taconic Farms, Inc.
One Hudson City Centre
Hudson, NY 12534
Attention: Kevin Leak, Senior Vice President, Client Relations

with a copy to:                                 Taconic Farms, Inc.
One Hudson City Centre
Hudson, NY 12534
Attention: Director of Product Management

If to Transnetyx:                              Transnetyx, Inc.
8110 Cordova Road, Suite 119
Cordova, Tennessee, 38016
Telephone: (901) 507-0476
Facsimile: (901) 507-0480
Attention: Robert Bean, President & CEO

with a copy to:                                 Butler, Snow, O'Mara, Stevens & Cannada, PLLC
6075 Poplar Avenue, Suite 500
Memphis, TN 38119
Telephone: (901) 680-7200
Facsimile: (901) 680-7201
Attention: G. Robert Morris

18.2
Entire Agreement. This Agreement, and the exhibits contain the entire understanding of the Parties regarding the subject matter hereof, and supersede all prior agreements, understandings or letters of intent between the Parties regarding such subject matter, including the Previous Agreement and that certain Memorandum of Understanding dated as of April 28, 2006 between the Parties.

18.3
Certain Construction Rules. In this Agreement, the words "including," "include" and "includes" shall each be deemed to be followed by the term "without limitation." Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions of this Agreement. Reference to any statute, rule or regulation means such statute, rule or regulation as amended at the time and from time to time and includes any successor statute, rule or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

18.4	Amendments. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

18.5
Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit of the terms or provision. Any waiver shall be deemed validly and sufficiently authorized for the purposes of this Agreement if it is authorized in writing by an authorized representative of the Party. The failure of a Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of the provision, nor in any way to affect the validity of this Agreement or any part of this Agreement or the right of any Party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

18.6
Assignment. Either Party may assign or transfer this Agreement in full or in part to any Affiliate of such Party upon notice to the other Party. Either Party may assign or transfer this Agreement by operation or law or otherwise: (a) in connection with any merger or consolidation of such Party with another corporation, provided that such Party furnishes the other Party with notice of such transfer and assumption of all obligations contained herein within ten business days after such merger or consolidation; or (b) in connection with the sale of substantially all of the Party's assets to which this Agreement relates (including the rights of a Party under this Agreement), provided, that (i) the assignee thereof shall assume all of such Party's obligations hereunder, and (ii) the Party furnishes the other Party with notice of such assignment and assumption within ten business days after the same. Except as set forth above, neither Party may assign or transfer this Agreement without the prior written consent of the other Party. In the event of any such assignment or transfer without the other Party's consent, such assignment or transfer shall be deemed to be a material breach of this Agreement. In such event, such other Party may terminate this Agreement upon notice to the other Party, and the non-breaching Party shall have no further obligations to make any payments pursuant to this Agreement. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the Parties hereto and their respective permitted successors and permitted assigns.

18.7	Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to such State's principles regarding conflicts of law.

18.8	Dispute Resolution.

(a)	Subject to Section 18.8(b), any and all Disputes shall be resolved as set forth in Exhibit 18.8.

(b)
Notwithstanding anything to the contrary set forth herein, neither Party shall be required to submit any Dispute to the dispute resolution procedures set forth in Exhibit 18.8 regarding the interpretation of any provision of this Agreement, the performance by either Party of such Party's obligations under this Agreement or a default hereunder, if such submission would solely be seeking equitable relief from irreparable harm. In connection therewith, the Parties waive all rights to trial by a jury.

18.9
Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefore another provision that is valid, legal and enforceable so as to materially effectuate the Parties' intent.

18.10
Independent Contractors. Each Party shall be deemed for all purposes to be an independent contractor and not an agent, partner, joint venturer, or franchisee/franchiser of the other Party. Neither Party may act for or represent the other Party in any way that is not provided for in this Agreement.

18.11
Records Retention. Each Party shall create and maintain accurate books and records in order to allow an independent auditor to determine whether the Party is in compliance with the terms of this Agreement. Each Party shall maintain such books and records for at least five (5) years following the period to which such records apply.

18.12	Headings. The headings in this Agreement are for convenience and shall not affect the interpretation of this Agreement.

18.13	Counterparts. The Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

TACONIC FARMS, INC. By: /s/ Kevin Leak Name: Kevin Leak Title: Senior Vice President, Client Relations	TRANSNETYX, INC. By: /s/ Robert J. Bean Name: Robert J. Bean Title: President & CEO

SCHEDULE 1.17

Transnetyx Intellectual Property

Issued Patent No.	Title
US 7,011,943	System, method and apparatus for transgenic and targeted mutagenesis screening
US 6,977,178	System, method and apparatus for transgenic and targeted mutagenesis screening
US 7,282,361	Systems and methods for transgenic and targeted mutagenesis screening
ZL 01803503.5	System, method and apparatus for transgenic and targeted mutagenesis screening
DE 1322784	System, method and apparatus for transgenic and targeted mutagenesis screening
EP 1322784	System, method and apparatus for transgenic and targeted mutagenesis screening
FR 1322784	System, method and apparatus for transgenic and targeted mutagenesis screening
GB 1322784	System, method and apparatus for transgenic and targeted mutagenesis screening
TW 096100720	System, method and apparatus for transgenic and targeted mutagenesis screening

Published Application No.	Title
EP 08009183.8	System, method and apparatus for transgenic and targeted mutagenesis screening
JP 2002-525847	System, method and apparatus for transgenic and targeted mutagenesis screening
TW 90125101	System, method and apparatus for transgenic and targeted mutagenesis screening
US 10/233,804	Detection of genetic sequences using a bipartite probe
US 11/154,860	Device for loading a multi-well plate
US 11/130,921	Systems and methods for ordering, performing and reporting genetic screening
US 11/193,254	System and method for computer network ordering of biological testing
CA 2,613,544	Methods for genotype screening
EP 06774001.9	Methods for genotype screening
US 11/166,990	Methods for genotype screening
US 11/739,931	Methods for genotype screening
US 11/739,906	Methods for genotype screening
US 11/739,872	Methods for genotype screening
CA 2,613,089	Methods for forensic and congenic screening
EP 06785425.7	Methods for forensic and congenic screening
US 11/170,477	Methods for forensic and congenic screening
US 11/170,693	Methods for genotype screening of a strain disposed on an adsorbent carrier
US 11/173,791	Methods for genotype screening using magnetic particles
US 12/419,978	Method and apparatus for forensic screening
WO US09/39812	Method and apparatus for forensic screening

a

SCHEDULE 2.1(a)

Taconic Additional Accounts

Accepted on (date)

TACONIC FARMS, INC. By:	TRANSNETYX, INC. By:

b

SCHEDULE 2.1(b)

Removed Accounts

Accepted on (date)

TACONIC FARMS, INC. By:	TRANSNETYX, INC. By:

c

SCHEDULE 2.2

Transferred Volume

Ace Animals, Inc.	6047 6608 IL21 JNJ024 JNJ024 (2) JNJ053 SPC-TNF

Boehringer-Ingelheim
ApoE x CRP KO
ApoE x HDC
ApoE x JNK2
BI 16 IKKa
BI 16 IKKa/CreER
BI IKKa/MLC2a-Cre
CAM 2 K
CARK
CatS
CD 97
CD19 CRE
CreER
CRP KO
EBI 3
EGLN 3
ENOS Floxed
FLPE TG
GPR 43
GPR2
GR-AF2
GRDim4
HDC
HDC x ApoE
HPH
IKKa
I KKb
IL2 cre
ITK Floxed
JNK-2
MAP 2 K5 Floxed
MeK5 Cre-ER
MGC32399
MK2
MLC2 Cre
N(9)SEH
NLSCRE TG
P2X
P38 Beta
P38 Delta Floxed
P38 Gamma

d

P70 MP PDI 2 PDI 4 PIM 2 PIM2 FLX Protamine Cre Rab 37 REL EMB KO rGRB38 rGRB46 rGRB65 TG

Bristol-Myers Squibb	GC071 GC087 GC106 GC111 GC067 GCO71 GCOO5 Tg2576

Elixir Pharm.	GHSR WT

Gene Logic	AP1 c-Fos GLC/Malstr/rAP1-Luciferase NFAT (Cinc) NFAT(Cinc) P2753 NFAT

Jackson Laboratory	374063 JR3923

Johnson & Johnson	5HT7 B6:12955-R1u3 B6:129S5-MGL(Lex) CR23 KO FAAH KO H3R H4R hCatS KI MGL p38B6

Johnson & Johnson Pharma Res & Dev, LLC	B6:12955-R1u3 CR23 KO H3R H4R hCatS KI MGL

e

NIBRI	C x3CR1 Cx3CR1 x ApoE

Pfizer
5HTR2c
ABEB
ACT2
ADAM
APPD
APPsw
BTG
CAMK
CCR2K
CCR5K
CRE luc
CreER
CTT
DISCI
DYE
DYFL
DYKO
DYRK
ECRE
EEP
EER
ENGT
ENO2
ENOK
EPO
FLP
G158
GABAB
GACAM
GAFL
GFAT
GFATE
GPR158
H2DB
H4R
HNK3
HRD1
HSD
HTR2c
LDPP
LDPR
LUC
MADC
MLCA
MLCRE
MLK3
NEST
NK3
NK3D
P2X7
P4CRE
P4FLP

f

PACE4 PC1 PDE2 PDE9 PDE9D PDFL PDNC PKCE PKCz POLD PPARG PS1 PS1TX PS1XA RAGE SNSR SRA SRAD TCRE TLACZ TPB TPC TTR UBF UBFXA
Psychogenics	SMA 5025 SMA 5025 – Complete SMAN 5025

StemCells Inc.	tetOPLAU TgPLAU

The Jackson Laboratory
2020
2726
2810
901817
002052+/-002684
Apoe x Nos3
Apoe x Nos3 (ear punch)
Apoe xNos3
B6.Cg-Tg(cre/Esr1)5Amc/J
B6.Cg-
Tg(TIE2GFP)287Sato/1J
B6CBA-
Tg(HDexon1)62Gpb.1J
B6SJL-Tg(SOD1-
G93A)1Gur.J
C57BL.6J-ApcMin.J
JR 3232

Wyeth	AHP21-MK3 BGH PoIyA BGH PoIyA x Gene Switch Cre Cre x EGFP

g

CX-TREM1
EGFP
EK-GITRL
Gene Switch
Gene Switch x IL 22
hHSD1
hHSD1 L18
hHSD1 L19
hHSD1 L3
hMMP12 K1
hMMP12 KI
Human Androgen Receptor
IL 22
IL17a KO
IL22-L330
IL22xGSW
LCK-Cre2
op
p19 KO
p19K0
pCX-TREM1Fc
PKC zeta KO
Protamine Cre
RHSD
Smurf1 CKO
Smurf1 KO
Tp12
Y

Wyeth Research
A53T
AHP21-MK3
AHP36-RAGE
AHP37 GPR88
App(swe) Tg 2576
App(swe)Tg 2576 - RD1
App(swe)Tg2576 - RD1
BGH PolyA
BGH PoIyA x Gene Switch
Cre
Cre ALB
Cre x EGFP
EGFP
EK-GITRL
Gene Switch
Gene Switch x IL 22
GSW
hHSD1
hHSD1 L18
hHSD1 L19
hHSD1 L3
hMMP12 KI
Human Androgen Receptor
IL 22
IL17a KO
IL22
IL22-L330

h

IL22xGSW op p19 KO p19K0 P19KO-D pCX-TREM1Fc PKC zeta KO Protamine Cre PSAPP RD-1 RHSD Smurf1 KO Tg2576 THBS4

i

Confidential treatment has been requested.
Redacted material has been separately filed with the Commission

SCHEDULE 3.1

Transnetyx Prices Charged to Taconic

3P & Internal Volume - 72 hour Orders ($)

Taconic Volume Per Week*	1 allele		2 allele		3 allele		4 allele		5 allele		6 allele		7 allele		8 allele		9 allele		10 allele

0 - 499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
500 - 999	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
1,000 - 1,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
1,500 - 2,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
2,500 - 4,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
4,500 - 6,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
6,500 - 8,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
8,500 - 10,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
10,500 - 12,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
12,500 +	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]

* The prices in Schedule 3.1 will apply to all Samples of 3P and Internal Volume submitted to Transnetyx during a quarter based on the average weekly volume of Samples of 3P and Internal Volume, respectively, submitted during the last eight (8) weeks of the prior quarter.

j

Confidential treatment has been requested.
Redacted material has been separately filed with the Commission

SCHEDULE 3.1 (cont)

3P & Internal Volume - 24 hour Orders ($)

Taconic Volume Per Week*	1 allele		2 allele		3 allele		4 allele		5 allele		6 allele		7 allele		8 allele		9 allele		10 allele

0 - 499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
500 - 999	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
1,000 - 1,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
1,500 - 2,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
2,500 - 4,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
4,500 - 6,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
6,500 - 8,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
8,500 - 10,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
10,500 - 12,499	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
12,500 +	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]

* The prices in Schedule 3.1 will apply to all Samples of 3P and Internal Volume submitted to Transnetyx during a quarter based on the average weekly volume of Samples of 3P and Internal Volume, respectively, submitted during the last eight (8) weeks of the prior quarter.

k

SCHEDULE 10.1

Change of Control Royalty Rates

For each Sample processed by Taconic subsequent to Taconic exercising its option due to a Competitor Sale subject to Section 10.1, a royalty shall be paid by Taconic to Transnetyx calculated as:

(a)	The actual average price per Sample paid by Taconic to Transnetyx for the six months preceding the Change in Control; less

(b)
Transnetyx's average fully-burdened cost per assay for the completion of the Services included in the Taconic Volume for the six months preceding the Change in Control (based Transnetyx's audited financial information); times

(c)	Seventy-five percent (75%).

l

SCHEDULE 18.8

Dispute Resolution

1.            Escalation. The Parties shall attempt to settle any Dispute through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the Dispute. Prior to taking action as provided in Section 2 of this Exhibit 18.8, the Parties shall first submit such Dispute to the Steering Committee. The Steering Committee shall attempt to resolve the Dispute through good faith negotiations over a reasonable period, not to exceed 15 business days in the aggregate unless otherwise agreed. Such 15 business day period shall be deemed to commence on the date of a notice from either Party describing the particular Dispute. If the Steering Committee is unable to resolve the Dispute in the allotted time, the Dispute shall be submitted to the Chief Executive Officer of each Party. The Chief Executive Officers to whom any Dispute is submitted shall attempt to resolve the Dispute through good faith negotiations over a reasonable period, not to exceed 15 business days in the aggregate unless otherwise agreed. Such 15 business day period shall be deemed to commence on the date the Dispute was submitted to the Chief Executive Officers. All negotiations pursuant to this Section 1 of this Exhibit 18.8 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

2.            Arbitration. Any Dispute that is not resolved by negotiations pursuant to Section 1 of this Exhibit 18.8 shall, upon the written request of either Party, be resolved by binding arbitration before a single Arbitrator (the "Arbitrator"), conducted in accordance with the Rules of the American Arbitration Association, except to the extent that such rules are inconsistent with this Exhibit 18.8. The Arbitrator shall be selected by the Steering Committee. If the Steering Committee cannot agree on the identity of the Arbitrator within 15 days after the written request to resolve such Dispute by binding arbitration was received by the other Party, each Party shall promptly select a representative who shall jointly, with the other Party's representative, agree on the identity of the Arbitrator. If the representatives cannot thereafter agree on the identity of the Arbitrator within fifteen (15) days, the Arbitrator shall be selected in accordance with the rules of the American Arbitration Association. The Arbitrator shall determine the Dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure) that would be applied by a federal court sitting at the site of the arbitration. The arbitration shall take place in Wilmington, Delaware. Except as set forth in the Agreement, the Arbitrator is not empowered to award damages in excess of compensatory damages. The Arbitrator has no power or authority to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including the provisions of this Section 2 of this Exhibit 18.8. The award of the Arbitrator shall be the sole and exclusive remedy of the Parties and shall be enforceable in any court of competent jurisdiction, subject only to revocation on grounds of fraud or clear bias on the part of the Arbitrator. The statute of limitations of the State of Delaware applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses shall be available based upon the passage of time during any negotiation or mediation called for pursuant to Section 1 of this Exhibit 18.8.

m